UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 24, 2007 (Date of earliest event reported)
Portfolio Recovery Associates, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50058 (Commission File Number)	75-3078675 (IRS Employer Identification Number)

120 Corporate Boulevard, Norfolk, Virginia (Address of principal executive offices)		23502 (Zip Code)
888-772-7326 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 24, 2007, the Company issued a press release announcing its unaudited financial results for the first quarter ended March 31, 2007. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of Item 2.02.

Item 8.01. Other Events

On April 23, 2007, the Board of Directors (the "Board") of Portfolio Recovery Associates, Inc. (the "Company") declared a special cash dividend of $1.00 per share of the Company's common stock. The dividend is payable on June 8, 2007 to shareholders of record on May 9, 2007. Also, on April 23, 2007, the Board authorized the purchase by the Company of up to one million shares of its outstanding common stock. A copy of the press release issued by the Company announcing the special dividend and the stock purchase program is attached as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Portfolio Recovery Associates, Inc. dated April 24, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2007	PORTFOLIO RECOVERY ASSOCIATES, INC. By: /s/ Kevin P. Stevenson Kevin P. Stevenson EVP/CFO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Portfolio Recovery Associates, Inc. dated April 24, 2007